CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report, dated November 11, 1999, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the audits of the consolidated financial statements of The Female Health Company and subsidiaries as of September 30, 1999, and for each of the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  McGLADREY  &  PULLEN,  LLP
Schaumburg,  Illinois
October  11,  2000